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                                  EXHIBIT 17.2

                    LETTER OF RESIGNATION BY MICHELLE BROCK

                               DATED MAY 23, 2000

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     I Michelle Brock, hereby resign as Vice President and Director of
Intelilabs.com, Inc., effective immediately.

May 23, 2000

                                                /s/ Michelle D. Brock
                                                ---------------------
                                                Rebecca J. Brock